EXHIBIT 10.8

                           VOTING AGREEMENT AND PROXY

      This VOTING AGREEMENT AND PROXY, dated as of March 21, 2005, (this "Agreement"), is by and among MEDIABAY, INC., a Florida corporation (the "Company"), NORTON HERRICK, an individual residing in the State of _____________, and HUNTINGTON CORPORATION, a Delaware corporation (each, a "Shareholder" and collectively, the "Shareholders").

      A. The Company is entering into a Securities Purchase Agreement, dated as of March 21, 2005, between the Company and the Investors identified therein (the "Purchase Agreement"), pursuant to which the Company has agreed to issue to the Investors, and each of the Investors has agreed to purchase, shares of the Company's Series D Convertible Preferred Stock (the "Preferred Shares") and warrants to purchase shares of the Company's common stock ("Common Stock") and additional Preferred Shares and Additional Warrants (as defined in the Purchase Agreement), and it is a condition to the obligations of the Investors under the Purchase Agreement to consummate the transactions thereunder that the Shareholders and the Company enter into this Agreement.

      B. Each Shareholder is the owner of shares of the capital stock of the Company set forth opposite its respective name on Exhibit A hereto (the "Subject Shares") and will derive substantial benefit from the consummation of the transactions contemplated by the Purchase Agreement.

      C. The Shareholders, together with certain other shareholders of the Company, have heretofore executed and delivered to the Company a Written Consent of the Majority Shareholders in Lieu of a Meeting in accordance with Section
607.0704 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of the Company (the "Stockholder Consent"), consenting to and approving (x) the issuance of shares of Common Stock in excess of the Cap Amount (as defined in the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and other Transaction Documents (as defined in the Purchase Agreement) and (y) an amendment to the Articles of Incorporation of the Company increasing the number of share of the Company's authorized Common Stock from 150,000,000 to 300,000,000 and (z) solely for purposes of applicable Nasdaq regulations and listing requirements, a change of control of the Company.

      NOW THEREFORE, in order to induce the Investors to enter into and to consummate the transactions contemplated by the Purchase Agreement, and in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the Shareholders and the Company hereby agree as follows:

      1. No Conflicting Action. During the term of this Agreement, each Shareholder agrees not to vote the Subject Shares or take any action by written consent with respect thereto, other than any vote cast or action by consent taken by the Proxyholder (as defined below) in accordance with the terms of
Section 2 hereof. Without limiting the generality of the foregoing, each Shareholder agrees not to vote the Subject Shares or take action by written consent with respect to the Subject Shares (or authorize any other Person (as defined in the Purchase Agreement) to do so), or take any other action (i) that revokes, amends or supersedes the Stockholder Consent or (ii) that is in any way inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by the Purchase Agreement. Notwithstanding the foregoing, nothing herein shall prohibit the Shareholders from entering into the securities purchase agreement in substantially the form attached as Exhibit B hereto or from selling any of the Subject Shares pursuant thereto.

      2. Grant of Proxy. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Shareholder hereby appoints the Chairman of the Board of Directors of the Company (the "Board of Directors"), the chief executive officer of the Company, and/or such other member or members of the Board of Directors as may be designated from time to time by a majority of the Board of Directors, and each of them, as proxies (collectively, the "Proxyholder"), in the name, place and stead of such Shareholder, with respect to the Subject Shares (as such Subject Shares may be adjusted for any stock dividends, stock splits, combinations, mergers, reorganizations and similar events), to vote at any meeting of the stockholders of the Company, or at any adjournment or adjournments thereof, or by written consent in lieu of meeting of the stockholders, according to the number of votes that such Shareholder would, if personally present, be entitled to vote with respect to the Subject Shares, to effect any matter which may be brought before such meeting or which may be the subject of such written consent; provided, that the Subject Shares shall be voted, or action by consent taken, only (a) in favor of such matters as are approved by the Board of Directors or (b) otherwise at the direction of the Board of Directors; and provided, further, that notwithstanding the foregoing, the Proxyholder shall not have any power or authority to vote the Subject Shares, or to take action by consent with respect thereto, in a manner that is prohibited by Section 1 hereof. The proxy hereby granted is coupled with an interest and is irrevocable for the term of this Agreement, shall survive the death, dissolution or incapacity of the Shareholder, and to the extent provided in Section 4 hereof, shall be binding upon the transferees of the Subject Shares and the successors and assigns (whether by operation of law or otherwise) of the Shareholder.

      3. Representations and Warranties. Each Shareholder hereby represents and warrants to the Company and agrees with the Company that, with respect to the Subject Shares set forth opposite its name on Exhibit A hereto:

      (a) such Shareholder is the sole record and beneficial owner of such Subject Shares;

      (b) such Shareholder has not transferred or assigned to any other person any of such Subject Shares or any interest therein; and

      (c) such Shareholder has the right to vote such Subject Shares and, except as expressly provided by this Agreement, no other person has a right to vote or to direct the vote of such Subject Shares.

      4. Successors and Assigns; Transfer of Subject Shares. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Each Shareholder agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Subject Shares (a "Disposition"), other than a Permitted Disposition (as defined below), unless the purchaser, transferee or assignee, as the case may be, agrees in writing to be bound by the provisions of this Agreement. "Permitted Disposition" shall mean a Disposition that is (i) an open market transaction pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Securities Act"),
(ii) a sale under Rule 144 promulgated under the Securities Act, or (iii) a bona fide sale to a Person that is not an Affiliate (as defined in the Purchase Agreement) of a Shareholder or, in the case of a Shareholder that is an individual, a member of such Shareholder's family. Any Subject Shares sold in a Permitted Disposition shall cease to be Subject Shares.


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

      5. Third Party Beneficiaries; Specific Enforcement. Each Investor is a third party beneficiary of this Agreement and each of the provisions hereof. Each Shareholder agrees that its obligations hereunder are necessary and reasonable in order to protect the Company and the Investors, and each Shareholder expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by such Shareholder, that this Agreement will be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement will be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each Shareholder waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

      6. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the substantive rights, benefits and obligations of the parties to this Agreement.

      7. Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, except, to the extent that provisions hereof relate to matters governed by the Florida Business Corporation Act, such provisions shall be governed thereby. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding involving or relating to this Agreement, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

      8. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived only with the written consent of the Company, the Shareholders and Investors holding at least two-thirds (2/3) of the then outstanding Preferred Shares. Any waver or consent shall be effective only in the specific instance and for the specific purpose for which given.


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      9. Expiration of Obligations. This Agreement, the proxy granted hereby and the obligations of the parties hereunder shall terminate on the first Business Day following the date on which Stockholder Approval (as defined in the Purchase Agreement) is obtained.

      10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

      11. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      12. Notices. Any notice, demand or request required or permitted to be given hereunder shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day (as defined in the Purchase Agreement), in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the address for the Shareholders or the Company, as the case may be, that appears on the signature page hereof or as shall from time to time be designated by either party in a writing delivered to the Company in accordance with this Section 12.

      13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.

                           [Signature Pages to Follow]


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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

MEDIABAY, INC.
                                              Address:

By:__________________________                 2 Ridgedale Avenue, Suite 300
     Name:                                    Cedar Knolls, New Jersey 07927
     Title:                                   Attn: Chief Executive Officer and
                                                    Chief Financial Officer
                                              Fax: (973) 539-1273

                                              with a copy to:

                                              Blank Rome LLP
                                              The Chrysler Building
                                              405 Lexington Avenue
                                              New York, NY  10174
                                              Attn: Robert J. Mittman
                                              Fax: (212) 885-5001

HUNTINGTON CORPORATION
                                              Address:

By:__________________________                 2 Ridgedale Avenue, Suite 330
     Norton Herrick                           Cedar Knolls, New Jersey 07927
     President                                Attn: President
                                              Fax: [____________]

__________________________                    Address:
Norton Herrick, individually
                                              2 Ridgedale Avenue, Suite 330
                                              Cedar Knolls, New Jersey 07927
                                              Fax: [____________]

                                    Exhibit A

          Shares of the Company's Capital Stock Held by the Shareholder

Shareholder                   Class of Capital Stock           Number of Shares

Huntington Corporation     Common Stock                    5,892,586
                           Series C Preferred Stock        4,065,769


Norton Herrick             Common Stock                    9,348,267
                           Series A Preferred Stock        2,556,428
                           Series C Preferred Stock        1,514,615

                                    Exhibit B

                      Form of Securities Purchase Agreement

See Exhibit No. 10.1.